                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                      Dean Witter Select Municipal Reinvestment
                    FOR THE 30 DAY PERIOD ENDED December 31, 1997



                                      6
(A)  YIELD = 2{ [ ((a-b)/c d) + 1] -1}


     WHERE:    a =  Dividends and interest earned during the period

               b =  Expenses accrued for the period

               c = The average daily number of shares outstanding during the period that were entitled to receive dividends

               d = The maximum offering price per share on the last day of the period


                                                              6
     YIELD = 2{ [(( 374915.38 - 72056.6)/7,7485269.99 X 12.47)+1] -1}

           = 3.93


(B)  TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                              = 3.93% / (1-.3960)
                              = 6.51%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER SELECT MUNI REINVESTMENT FUND




(A) AVERAGE ANNUAL TOTAL RETURNS


(B) TOTAL RETURN


                _                              _
               |        _____________________   |
FORMULA:       |       |                        |
               |  /\ n |      EV                |
          t  = |    \  | -------------          |  - 1
               |     \ |      P                 |
               |      \|                        |
               |_                              _|

                        EV
          TR  =     ----------     - 1
                        P


      t = AVERAGE ANNUAL TOTAL RETURN
      n = NUMBER OF YEARS
     EV = ENDING VALUE
      P = INITIAL INVESTMENT
     TR = TOTAL RETURN




                                  (B)                                (A)
  $1,000        EV AS OF         TOTAL          NUMBER OF      AVERAGE ANNUAL
INVESTED - P    31-Dec-97     RETURN - TR       YEARS - n    COMPOUND RETURN - t
------------    ---------     -----------       ---------    -------------------


31-Dec-96       $1,079.40         7.94%             1               7.94%
31-Dec-92       $1,365.20        36.52%             5               6.42%
31-Dec-87       $2,138.40       113.84%            10               7.90%


(C)         GROWTH OF $10,000
(D)         GROWTH OF $50,000
(E)         GROWTH OF $100,000

FORMULA:    G= (TR+1)*P
            G= GROWTH OF INITIAL INVESTMENT
            P= INITIAL INVESTMENT
            TR= TOTAL RETURN SINCE INCEPTION


                                        (C)                            (D)                          (E)
$10,000                 TOTAL           GROWTH OF                      GROWTH OF                    GROWTH OF
INVESTED - P         RETURN - TR        $10,000 INVESTMENT - G         $50,000 INVESTMENT - G       $100,000 INVESTMENT - G
------------         -----------        ----------------------         ----------------------       -----------------------
22-Sep-83               226.76                $32,676                        $163,380                       $326,760
